As filed with the Securities and Exchange Commission on November 18, 2011
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Auditude, Inc. 2009 Equity Incentive Plan, as amended

Auditude, Inc. Employee Stock Option Plan, as amended

(Full title of the plan)

Mark Garrett
Executive Vice President and Chief Financial Officer
Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Stock par value $.0001 per share, under the Auditude, Inc. 2009 Equity Incentive Plan, as amended(2)	140,661 147,954	$ $	1.93 28.02	(3) (4)	$ $	271,475.73 4,145,671.08	(3) (4)	$ $	31.12 475.10
Common Stock par value $.0001 per share, under the Auditude, Inc. Employee Stock Option Plan, as amended(5)	4,200		$1.93	(6)		$8,106.00	(6)		$.93
Total	292,815	NA				$4,425,252.81			$507.15

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration by Adobe Systems Incorporated (the “Registrant”) which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Represents shares subject to issuance upon the exercise of outstanding stock options and vesting of restricted stock units (“RSUs”) under the Auditude, Inc. 2009 Equity Incentive Plan, as amended (the “Auditude 2009 Plan”), and assumed by the Registrant pursuant to the Agreement and Plan of Merger by and among the Registrant, Auditude, Inc. and certain other parties named therein (the “Merger Agreement”).

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the weighted average exercise price for outstanding options to purchase 140,661 shares of common stock granted pursuant to the Auditude 2009 Plan assumed by the Registrant.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon Rule 457(c) under the Securities Act, the average of the high and low prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on November 17, 2011, with respect to 147,954 shares of common stock issuable upon the vesting of RSUs pursuant to the Auditude 2009 Plan assumed by the Registrant.

(5)

Represents shares subject to issuance upon the exercise of outstanding stock options under the Auditude, Inc. Employee Stock Option Plan, as amended (the “Auditude Stock Option Plan”), and assumed by the Registrant pursuant to the Merger Agreement.

(6)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the weighted average exercise price for outstanding options to purchase 4,200 shares of common stock granted pursuant to the Auditude Stock Option Plan assumed by the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Securities and Exchange Commission (the “Commission”) Rule 428(b)(1).  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)                                  The Registrant’s annual report on Form 10-K for its fiscal year ended December 3, 2010, filed with the Commission on January 27, 2011;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s document referred to in (a) above; and

(c)                                  The description of the Registrant’s common stock contained in Registration Statement on Form 8-A, filed on November 19, 1986, under the Exchange Act including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty.

The Registrant’s Restated Certificate of Incorporation provides for the elimination of a director’s liability to the Registrant and its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit and as otherwise limited by Section 102(b)(7) of the DGCL.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) generally provide that the Registrant shall indemnify each of its directors and executive officers to the fullest extent not prohibited by the DGCL and may indemnify certain other persons as set forth in the DGCL.

The Registrant also maintains officer and director insurance coverage against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.  In addition, each executive officer and director is a party to a written agreement which states that the Registrant agrees to hold each of them harmless against any and all judgments, fines, settlements and expenses related to claims against such person by reason of the fact that the person is or was a director, executive officer, employee or other agent of the Registrant, and otherwise to the fullest extent authorized or permitted by the Registrant’s Bylaws and under the non-exclusivity provisions of the DGCL.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

See Index to Exhibits.

Item 9.    Undertakings

1.                                       The undersigned Registrant hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 18, 2011.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Garrett and Karen Cottle, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on November 18, 2011, by the following persons in the capacities indicated.

Signature	Title

/s/ John E. Warnock	Chairman of the Board
John E. Warnock

/s/ Charles M. Geschke	Chairman of the Board
Charles M. Geschke

/s/ Shantanu Narayen	President and Chief Executive Officer and Director (Principal Executive Officer)
Shantanu Narayen

/s/ Mark Garrett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark Garrett

/s/ Richard Rowley	Vice President and Corporate Controller (Principal Accounting Officer)
Richard Rowley

/s/ Edward W. Barnholt	Director
Edward W. Barnholt

/s/ Robert K. Burgess	Director
Robert K. Burgess

/s/ Michael R. Cannon	Director
Michael R. Cannon

/s/ James E. Daley	Director
James E. Daley

/s/ Daniel Rosensweig	Director
Daniel Rosensweig

/s/ Robert Sedgewick	Director
Robert Sedgewick

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit					Filed
Number	Description	Form	Date of Report	Exhibit No.	Herewith

4.1	Restated Certificate of Incorporation of Adobe Systems Incorporated	8-K	04/26/11	3.3

4.2	Amended and Restated Bylaws	8-K	04/26/11	3.4

4.3	Specimen Common Stock Certificate	S-3	01/15/10	4.3

5.1	Opinion of Counsel				X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm				X

23.2	Consent of Counsel, contained within Exhibit 5.1				X

24.1	Power of Attorney is contained on the signature page of this Registration Statement				X

99.1	Auditude, Inc. 2009 Equity Incentive Plan, as amended				X

99.2	Auditude, Inc. Employee Stock Option Plan, as amended				X